UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
September 12, 2003

SOUNDVIEW TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-26225	13-3900397
(State or Other jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1700 East Putnam Avenue, Old Greenwich, CT 06870
(Address of Principal Executive Offices) (Zip Code)

(203) 321-7000
(Registrant’s Telephone Number, Including Area Code)

Item 5.  Other Events

SoundView Technology Group, Inc. (the “Company”) announced that the Board of Directors has elected John Chalsty as a director of the Company for a term expiring in 2004.  Mr. Chalsty is currently Chairman of Silvercrest Asset Management Group LLC’s six-person advisory board.  Silvercrest is a $2.5 billion asset management firm established last year by a group of investment professionals from Donaldson, Lufkin & Jenrette’s asset management group.  Mr. Chalsty is also a director of AXA Financial, Inc., Occidental Petroleum Corporation, Sappi Ltd., Metromedia International Group, Inc., Metromedia Fiber Networks, Inc. and Creditex, Inc.  Mr. Chalsty will take the board seat vacated by Ed Fleischman, who resigned from SoundView’s Board effective on September 12, 2003.

Item 7.  Financial Statements and Exhibits

(c)          Exhibits

99.1                           Press release issued by SoundView Technology Group, Inc. on September 12, 2003

Item 9.  Regulation FD Disclosure

This current report on Form 8-K includes as an exhibit a press release, dated September 12, 2003, in which SoundView Technology Group, Inc. (the “Company”) announced that the Board of Directors has elected John Chalsty as a director of the Company for a term expiring in 2004.  Mr. Chalsty is currently Chairman of Silvercrest Asset Management Group LLC’s six-person advisory board.  Silvercrest is a $2.5 billion asset management firm established last year by a group of investment professionals from Donaldson, Lufkin & Jenrette’s asset management group.  Mr. Chalsty will take the board seat vacated by Ed Fleischman, who resigned from SoundView’s Board effective on September 12, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoundView Technology Group, Inc.
Dated: September 15, 2003

	By:	/s/ Gerard P. Maus
Gerard P. Maus
Chief Financial and Administrative Officer

EXHIBIT INDEX

99.1	Press release issued by SoundView Technology Group, Inc. on September 12, 2003